IZEA Worldwide, Inc. and GP Investments, Ltd. Partner on a New Value Creation Plan

Antonio Bonchristiano and Rodrigo Boscolo Appointed to IZEA Worldwide Board of Directors

ORLANDO, Fla. (September 10, 2024) – IZEA Worldwide, Inc. (NASDAQ: IZEA), a leading provider of technology, data, and services for the Creator Economy, today announced a partnership with GP Investments, Ltd. and a series of value creation actions.
Antonio Bonchristiano and Rodrigo Boscolo of GP Investments, a global investment firm with flexible, long-term capital, are joining IZEA’s Board of Directors. These appointments reflect GP’s substantial IZEA shareholding and its track record in creating value across a range of enterprises. Regarding the partnership with GP Investments, Patrick Venetucci, CEO of IZEA said, “IZEA will benefit from Antonio and Rodrigo’s experience and success in high growth, tech and tech-enabled businesses like ours. We welcome them and their ideas.” Antonio said, “We look forward to leveraging our strategic, capital allocation and M&A experiences with the board for the good of all stakeholders.”
Bonchristiano is the CEO and a board member of GP Investments, which he joined in 1993. Previously, he worked in London and New York for Solomon Brothers and Johnston Associates. Over the last three decades, he has served as a director on several boards, including AMBEV, Rimini Street, G2D Investments, BR Properties, among others. Boscolo is a Managing Director and the CFO at GP Investments since 2018. Before, he was a consultant at The Boston Consulting Group. Boscolo has also served on numerous boards of both private and public companies across geographies, including G2D Investments, Spice Private Equity, LEON Restaurants, Magnesita, Sascar, and Allis.
Additionally, IZEA’s Chairman role is being separated from the CEO role to strengthen governance and enable the IZEA CEO to focus on the business. Lindsay Gardner, Independent Director of IZEA’s Board, and long-time technology, media and telecom executive, is being appointed to Chairman of the Board.

IZEA’s share buyback program is expanding from $5 million to $10 million as a demonstration of the Board’s confidence in the company’s ability to create more value.
A Strategy & Capital Allocation Committee is being formed to evaluate strategic options, sources and uses of capital, capital structure, and cash management.
The company is committing resources to M&A to capitalize on opportunities as they arise in the marketplace. The company reaffirms the previously stated commitment to pursue profitable growth.
The IZEA Board of Directors will be implementing these value creation actions effective immediately.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” “optimistic,” “likely,” “projects,” “plans,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to integrate the acquired business of The Reiman Agency within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisition at or above the levels projected; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contacts
Nicole O’Hara
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: pr@izea.com